Exhibit 99.1

PRESS INFORMATION

Milestone for Transaction: TRW Automotive Stockholders Approve Acquisition by ZF Friedrichshafen

Friedrichshafen, Germany and Livonia, Mich., November 20, 2014 //PRNewswire// ZF Friedrichshafen AG (“ZF”) and TRW Automotive Holdings Corp. (NYSE: TRW) today announced that they welcomed the decision by the stockholders of TRW to approve the acquisition of TRW by ZF. At a special meeting of TRW’s stockholders held yesterday, stockholders representing 79% of TRW’s shares outstanding voted in favor of adopting the proposed merger agreement. Overall, 81% of TRW’s stockholders participated in the vote.

“The approval is a milestone in the acquisition process of TRW,” said Stefan Sommer, Chief Executive Officer of ZF. “We are very glad that the TRW stockholders have supported our plans with such a clear majority. This adds to the positive feedback we have received from customers and employees of both companies.”

John C. Plant, Chairman and CEO of TRW, said: “We are pleased that the TRW stockholders have approved the transaction, which provides significant benefits for our stockholders who will receive full and certain value for their shares, as well as, for our employees, customers and communities, all of which will reap the benefits of being part of larger, more diversified organization that is well positioned to serve the automotive industry.”

Under the terms of the merger agreement, ZF will acquire TRW in an all-cash transaction valued at approximately US$ 12.4 billion based on equity value. TRW stockholders will receive US$ 105.60 in cash for each share of TRW stock.

On November 14, 2014, ZF and TRW received notice from the Committee on Foreign Investment in the United States (“CFIUS”) that CFIUS had concluded its review of the transaction and determined that there are no unresolved national security concerns with respect to the proposed acquisition by ZF of TRW.  The transaction remains subject to further customary closing conditions, including antitrust clearances. ZF and TRW continue to expect the transaction to be completed in the first half of calendar year 2015.

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About ZF Friedrichshafen

ZF is a global leader in driveline and chassis technology with 122 production companies in 26 countries. In 2013, the Group achieved a sales figure of €16.8 billion with approximately 72 600 employees. In order to continue to be successful with innovative products, ZF annually invests about 5% of its sales (2013: €836 million) in research and development. ZF is one of the ten largest automotive suppliers worldwide.

For further press information and photos please visit: www.zf.com .

ZF Press Contact:
Andreas Veil

Head of Business Press and PR

ZF Friedrichshafen

Phone: +49 7541 77-7925

Fax: +49 7541 77-907925

andreas.veil@zf.com

About TRW

With 2013 sales of $17.4 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 24 countries and employs approximately 65,000 people worldwide.  TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services.  All references to “TRW Automotive” or “TRW” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated.

TRW Automotive news is available on the internet at www.trw.com.

TRW Contacts:

Investors

Eric Birge

+1.734.855.2904

Media

Colleen Hanley

+1.734.855.2610

TRW Forward-Looking Statements

This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  We caution readers not to place undue reliance on these statements, which speak only as of the date hereof.  All forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause TRW’s actual results to differ materially from those suggested by the forward-looking statements, including those set forth in TRW’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (its “Form 10-K”) and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 2014, June 27, 2014 and September 26, 2014, such as:  the occurrence of any event, change or other circumstances that could give rise to the termination of the ZF merger agreement which could have a material adverse effect on TRW and its stock price; the inability to consummate  the proposed ZF merger or the inability to consummate the ZF merger in the time frame or manner currently anticipated, due to the failure to satisfy conditions to completion of the proposed ZF merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction which could have a material adverse effect on TRW and its stock price; risks related to disruption of management’s attention from TRW’s ongoing business operations due to the ZF merger; the effect of the announcement of the proposed ZF merger on TRW’s relationships with its customers, suppliers, joint venture partners and others, as well as its operating results and business generally; economic conditions adversely affecting TRW’s business, results or the viability of its supply base; risks associated with non-U.S. operations, including economic and political uncertainty in some regions, adversely affecting TRW’s business, results or financial condition; the unsuccessful implementation of TRW’s current expansion efforts adversely impacting its business or results; any developments related to antitrust investigations adversely affecting TRW’s financial condition, results, cash flows or reputation; pricing pressures from TRW’s customers adversely affecting its profitability; global competition adversely affecting TRW’s sales, profitability or financial condition; any disruption in TRW’s information technology systems adversely impacting its business and operations; any shortage of supplies causing a production disruption for any customers or TRW; the loss of any of TRW’s largest customers or a significant amount of their business, or a significant decline in their production levels, adversely affecting TRW; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting TRW’s results; TRW’s contingent liabilities and tax matters causing it to incur losses or costs; any inability to protect TRW’s intellectual property rights adversely affecting its business or its competitive position; commodity inflationary pressures adversely affecting TRW’s profitability or supply base; costs or adverse effects on TRW’s business, reputation or results from governmental regulations; work stoppages or other labor issues at TRW’s facilities or those of its customers or others in its supply chain adversely affecting its business, results or financial condition; and other risks and uncertainties set forth in TRW’s Form 10-K and in its other filings with the U.S. Securities and Exchange Commission.  All forward-looking statements are expressly qualified in their entirety by such cautionary statements.  TRW does not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

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